UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STAAR Surgical Company

(Name of Registrant as Specified In Its Charter)

Broadwood Partners, L.P.

Broadwood Capital, Inc.

Neal C. Bradsher

Richard T. LeBuhn

Natalie R. Capasso

Raymond A. Myers

Jason J. Martin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On September 24, 2025, Broadwood Partners, L.P. (collectively with its affiliates, “Broadwood”) issued a press release, which contains a letter to stockholders of STAAR Surgical Company (the “Company”), a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference. Also on September 24, 2025, Broadwood launched a website, www.LetSTAARShine.com, to communicate with the stockholders of the Company, screenshots of which are attached hereto as Exhibit 2 and incorporated herein by reference. The website includes a press release issued on September 22, 2025 by Yunqi Capital Limited, an investor in the Company, which contained a letter to stockholders, and a research report published by former executives of the Company, copies of which are attached hereto as Exhibit 3 and Exhibit 4, respectively, and are incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company in connection with the special meeting of stockholders scheduled for October 23, 2025 (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING AND additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement filed by the Participants with the SEC on September 24, 2025.

Exhibit 1

Broadwood Partners Files Definitive Proxy Statement Soliciting STAAR Surgical Stockholders to Vote “AGAINST” Proposed Acquisition by Alcon

Outlines Its Belief that the Proposed Transaction Is the Product of Bad Timing, a Flawed Process, and Significant Conflicts of Interest

Broadwood Believes the Transaction Delivers Less Value than Alternatives, Including a Properly Run Strategic Alternatives Process or Improved Execution as a Standalone Business

Sends Letter to STAAR Stockholders

NEW YORK -- (BUSINESS WIRE) -- Broadwood Partners, L.P. and its affiliates (collectively, “Broadwood”), holders of approximately 27.5% of the outstanding common stock of STAAR Surgical Company (“STAAR” or the “Company”) (NASDAQ: STAA) today announced that it has filed a definitive proxy statement and GREEN proxy card with the U.S. Securities and Exchange Commission (the “SEC”) and sent a letter to its fellow stockholders in connection with its opposition to the proposed acquisition of the Company by an affiliate of Alcon Inc. (NYSE: ALC) on the terms announced on August 5, 2025 (the “Proposed Merger”).

The full text of Broadwood’s letter is below.

* * *

September 24, 2025

Dear Fellow STAAR Surgical Stockholders,

Broadwood Partners, L.P. and its affiliates (collectively, “Broadwood,” “we,” “us,” or “our”) have been committed investors in, and strong supporters of STAAR Surgical Company (“STAAR” or the “Company”) for more than thirty years. We provided needed capital to the Company on various occasions and purchased a substantial number of additional shares over time in the public markets, including as recently as a few months ago. Today, we beneficially own approximately 27.5% of STAAR’s outstanding shares, making us the Company’s largest stockholder by a significant margin.

We initially invested in STAAR, and have added to our position over time, because we believe STAAR’s EVO Implantable Collamer® Lens technology is ideally positioned to emerge as the superior choice for surgeons and patients in the global refractive surgery market. Leading ophthalmologists increasingly share this opinion, as has been illustrated by published studies around the world and presentations at recent major ophthalmology conferences. We believe STAAR can capture this multi-billion-dollar market opportunity and drive sustainable, profitable growth and long-term value.

Inopportune Timing

Admittedly, STAAR’s path as a public company has not always been smooth. Since 2022, macroeconomic headwinds affected the growth of the refractive surgery market. Additionally, under prior leadership, STAAR executed poorly in China, causing STAAR’s revenue to temporarily decline and profits to evaporate. However, as STAAR and some of its customers have recently acknowledged, these issues are abating. The Company is now forecasting a return to growth and profitability.

Given the foreseeable turnaround in STAAR’s prospects, we are disappointed that STAAR’s Board of Directors (the “Board”) decided to sell the Company now, and especially at a price that does not reflect the value and future promise of the business. In our view, the acquisition (the “Proposed Merger”) of the Company by Alcon would prematurely end STAAR’s tenure in the public markets at a woefully inadequate price and before the Company realizes its immense potential.

In our view, STAAR remains a fundamentally sound company, with nearly $200 million in cash, no debt, leading technology, a privileged position in large markets, and a clear path to growth and profit margin expansion in the near term. We do not believe there was any imperative for the Board to sell the Company amid a temporarily strained macroeconomic environment, particularly while STAAR’s stock was trading at a depressed valuation due to transitory issues in one of its markets. And there certainly was no imperative for the Board to do so before disclosing the substantial turnaround in the Company’s prospects in its second-quarter earnings report, as well as management’s financial projections. These projections, which were only released when STAAR filed its preliminary proxy statement, were well above the consensus of analysts’ estimates.

A Flawed Process

Even more troubling, the Board made the consequential decision to sell the Company following a hasty and limited process, which took place in less than a month and did not involve proactive outreach to even a single alternative counterparty. STAAR granted Alcon the privileged position of being the only party with access to diligence materials and management — perhaps because STAAR’s Chair had a longstanding consulting relationship with Alcon, one that paid her hundreds of thousands of dollars over a seven-year period and which, as best we can tell, was not discussed with her fellow Board members until we insisted on it, just days before the transaction was announced.

The Board should have realized that parties other than the Board’s seemingly preferred buyer, Alcon, would be interested in acquiring the Company. In fact, as the Company itself has disclosed, at least two potential counterparties took it upon themselves to contact an unconflicted STAAR Board member to express their interest in acquiring STAAR during the same month that STAAR was engaging with Alcon.

And yet, the Board took the lead of its Chair and effectively shunned the inbound interest (and did not attempt to foster other interest), did not provide those two parties with diligence materials or access to management, and did not invite them to submit a concrete proposal until just hours before the Merger Agreement with Alcon was signed.

There is simply no way to know how many other parties might have been interested, nor what these alternative potential bidders (and others) might have proposed, if only the Board had bothered to engage properly. The hurried and limited “window shop” period is no substitute for a well-run strategic alternatives process — even though it may provide the Board the fig leaf of fiduciary duty protection under the law. It is simply a fact that very few alternative proposals have ever been made during “window shop” periods in the history of M&A practice. By our count, just 10 such proposals in the last 25 years have succeeded. The truth is, even interested parties are deterred from attempting to break up signed transactions due to the procedural and legal hurdles they would have to overcome, a feat made all the more challenging when the signed deal is seemingly with a board’s preferred merger partner.

2

In short, we do not believe that the Board’s “process” — negotiating with just one party while effectively ignoring interest from others — was designed or was likely to produce the best available offer, and the highest price, for the Company. We are confident that a properly conducted process, one that canvassed the full universe of potential buyers, would have uncovered interest from others, stoked competitive tension, and resulted in a price that reflects STAAR’s intrinsic value.

The competitive tension alone created by a fulsome process might have led to a better deal. After all, less than a year ago, Alcon itself proposed to buy STAAR for $62 per share. STAAR’s business outlook today is stronger than it was then, even if the stock was trading lower prior to the announcement of the Proposed Merger. Notably, the stock was trading lower without knowledge of the second-quarter business results and management’s projections for strong revenue growth and profitability, which were disclosed only after the announcement of the Proposed Merger; those results and projections showed an abatement of the inventory challenges the Company had faced in 2024 and early 2025 and a significant reduction in expenses. But with no other bidders in the process and no competitive tension, Alcon was, in our view, not forced to put its best proposal forward; the result — a 55% decrease in the proposed price compared to Alcon’s proposed deal in late October 2024 — speaks for itself.

A Conflicted Board and Management Team

We are concerned that the otherwise inexplicable decision to sell the Company at an obviously inopportune time, after a limited and questionable process and at an inadequate price, was influenced by the Board’s numerous business entanglements with Alcon and management’s personal financial interests. The Chair of the Board was a consultant to Alcon when the dialogue with Alcon began, while two other directors at that time had significant business interests with Alcon. As best we can tell from the proxy disclosure, it was not until our firm raised the conflict-of-interest issue with STAAR’s CEO that the Chair revealed the extent of her business ties with Alcon to her fellow directors, and that was just two days before the Merger Agreement was signed.

Moreover, in the aggregate, STAAR’s executives are poised to earn approximately $55 million in immediate compensation if the deal is closed. The Company’s CEO alone stands to receive approximately $24 million in compensation, due to the Board’s decisions that accelerate the vesting of his stock grants and award payouts well above target performance levels. While directionally aligned with the Company’s recent and above-consensus projections, the awarding of compensation at these levels certainly belies the strategic alarmism in the Company’s proxy solicitation materials. For the CEO, the Proposed Merger provides a significant and riskless windfall for just five months of work.

A Suboptimal Transaction

It is clear to us that the Proposed Merger is the result of poor timing, a flawed process, and conflicts of interest. We are not surprised, then, that another of the Company’s largest stockholders, Yunqi Capital Ltd., owner of 5.1% of the outstanding shares, is also publicly opposing the transaction. The unjustifiably low purchase price reflects, in our view, temporary investor pessimism resulting from the Company’s past challenges. But we do not believe these challenges are insurmountable, nor do we believe they are likely to persist. We are convinced that STAAR can, and should, deliver value to stockholders far in excess of the $28 per share that Alcon is offering.

3

Now is the time to keep our eyes focused on the future and reject a short-sighted deal. Accordingly, we urge stockholders to vote “AGAINST” the Proposed Merger today using the instructions on the enclosed GREEN Proxy Card. Should stockholders reject the Proposed Merger, as we believe they should, we are prepared to support the Company with the recruiting and nomination of new directors and executives, if necessary, to ensure that the Company fulfills its promise to shine for all patients, employees, business partners and stockholders. An objective and comprehensive strategic review should be task one.

We encourage you to read the enclosed materials and to visit our website, www.LetSTAARShine.com, for additional information about this transaction and to sign up for further updates.

STAAR has a bright future. Let’s let it shine.

Sincerely,

Neal Bradsher

Founder and President

Broadwood Capital, Inc., General Partner of Broadwood Partners, L.P.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Saratoga Proxy Consulting LLC, by calling (212) 257-1311 or toll free at (888) 368-0379, or by email at info@saratogaproxy.com. If you have already voted for the merger or given your vote to STAAR’s proxy solicitor over the phone, you may change your vote by voting a later-dated proxy AGAINST the deal. Only your latest dated vote counts.

Sullivan & Cromwell and Seward & Kissel are serving as legal counsel to Broadwood. Spotlight Advisors is providing strategic and financial advice to Broadwood. Saratoga Proxy Consulting is serving as Broadwood’s proxy solicitor.

About Broadwood

Broadwood Partners, L.P. is managed by Broadwood Capital, Inc. Broadwood Capital is a private investment firm based in New York City. Neal Bradsher is the President of Broadwood Capital.

Certain Information Concerning the Participants

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers, and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company in connection with the special meeting of stockholders scheduled for October 23, 2025 (including any adjournments, postponements, reschedulings, or continuations thereof, the “Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING AND additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

4

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement filed by the Participants with the SEC on September 24, 2025.

Investor Contacts

John Ferguson / Joseph Mills

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

jmills@saratogaproxy.com

(212) 257-1311

(888) 368-0379

Media Contacts

Scott Deveau/Jeremy Jacobs

August Strategic Communications

Broadwood@AugustCo.com

(323) 892-5562

5

Exhibit 2

Let STAAR Shine

HOME REASONS TO VOTE AGAINST RESOURCES HOW TO VOTE CONTACT



Reasons to Vote Against the Merger Agreement Proposal

Broadwood, STAAR's largest shareholder, urges an "AGAINST" vote on the proposed $28 per share merger with Alcon, calling it undervalued, poorly timed, and the result of a flawed process that ignored other bidders—while mainly enriching executives. They argue STAAR's tech and growth prospects warrant a much higher price.

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MEDIA

August Strategic Communications
Scott Deveau / Jeremy Jacobs
(323) 805-8919
Broadwood@augustco.com

INVESTOR CONTACT

Saratoga Proxy Consulting, LLC
John Ferguson / Joseph Mills
(888) 368-0379 or (212) 257-1311
jferguson@saratogaproxy.com
jmills@saratogaproxy.com

DISCLAIMER This Website and the information contained herein (collectively, the “Website”) are being made publicly available to, including, without limitation, all stockholders of STAAR Surgical Company (“STAAR” or the “Company”). Except as otherwise set forth on this Website, the views expressed on this Website reflect the opinions of Broadwood Partners, L.P. (“Broadwood Partners” and collectively with its affiliates and the other Participants (as defined below), “Broadwood”), and are based on publicly available information with respect to the Company and from other third - party reports. Broadwood recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Broadwood’s conclusions. Broadwood reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. The information contained in the documents and filings posted to this Website is current only as of the date of such document or filing. Broadwood disclaims any obligation to update the information or opinions contained on this Website. For the avoidance of doubt, this Website is neither affiliated with nor endorsed by STAAR. Certain financial projections and statements made herein have been derived or obtained from filings made with the U.S. Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third - party reports. Broadwood shall not be responsible or have any liability for any misinformation contained in any SEC or other regulatory filing or third - party report. Select figures presented on this Website have not been calculated using generally accepted accounting principles (“GAAP”) and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected within such materials will be realized. This Website does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained herein should not be taken as advice on the merits of any investment decision. Not an Offer to Sell or Buy The materials on this Website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. Broadwood currently beneficially own shares of common stock, par value $0.01 per share, of the Company (the “C ommon Stock”). You should assume Broadwood will from time to time sell all or a portion of its holdings of the Company in open market transactions or otherwise, buy additional shares of the Common Stock (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares of the Common Stock, regardless of the views expressed on this Website. Broadwood reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, including, without limitation, communicating with the Company’s management, the Company’s board of directors, other investors and stockholders, stakeholders, industry participants, and/or interested or relevant parties about the Company or seeking representation constituting a minority of the Company’s board of directors, and to change its intentions with respect to its investments in the Company at any time and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law. Although Broadwood believes the statements made on this Website are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, Broadwood makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and each of Broadwood Partners, its affiliates, the other Participants and their respective affiliates expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, stockholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant. Cautionary Statement Regarding Forward - Looking Statements Some of the materials on this Website contain forward - looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward - looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “intend,” “project,” “will,” “may,” “would,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward - looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which entail risks and uncertainties and are beyond the control of Broadwood. Though certain material on this Website may contain projections, nothing on this Website is, or is intended to be, a prediction of the future trading price or market value of securities of the Company . Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein . The estimates, projections and potential impact of the opportunities identified by Broadwood herein are based on assumptions that Broadwood believes to be reasonable as of the date of the materials on this Website, but there can be no assurance or guarantee that (i) any of the proposed actions set forth on this Website will be completed, (ii) the actual results or performance of the Company will not differ, and such differences may be material, or (iii) any of the assumptions provided in this Website are accurate . There can be no assurance that the projected results or forward - looking statements included herein will prove to be accurate, and therefore actual results could differ materially from those set forth in, contemplated by, or underlying these forward - looking statements. In light of the significant uncertainties inherent in the projected results and forward - looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward - looking statements will be achieved. Broadwood will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward - looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events. Testimonials, Other Quotations and Third - Party Statements Broadwood has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Broadwood does not endorse third - party estimates or research which are used on this Website, and such use is solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results. This Website may contain links to articles and/or videos (collectively, “Media”). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media, unless specifically noted otherwise, do not necessarily represent the opinions of Broadwood. Certain Information Concerning the Participants Broadwood Partners, Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the in connection with the special meeting of stockholders scheduled for October 23, 2025 (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https:/ /www.sec.gov/. SIGN UP FOR UPDATES SUBSCRIBE First Name Last Name Email © 2025 Let STAAR Shine. All rights reserved. Terms of Use. Privacy Policy. Disclaimer. MEDIA August Strategic Communications Scott Deveau / Jeremy Jacobs (323) 805 - 8919 Broadwood@augustco.com INVESTOR CONTACT Saratoga Proxy Consulting, LLC John Ferguson / Joseph Mills (888) 368 - 0379 or (212) 257 - 1311 jferguson@saratogaproxy.com jmills@saratogaproxy.com HOME REASONS TO VOTE AGAINST RESOURCES HOW TO VOTE CONTACT

REASONS TO VOTE "AGAINST" Reasons to Vote Against the Merger Agreement Proposal Broadwood has been a committed investor in, and strong supporter of, STAAR for more than thirty years. We have provided capital to the Company on various occasions and have purchased a substantial number of additional shares as recently as a few months ago. Today, we beneficially own approximately 27.5% of STAAR’s outstanding shares, making us the Company’s largest stockholder by a significant margin. We initially invested in STAAR more than three decades ago, and have added to our position over time, because we strongly believe in the Company’s ability to create substantial long - term value for stockholders. We believe STAAR’s superior and proprietary technology, as well as its global scale, position the Company to take a significant portion of the refractive surgery market, become a highly profitable enterprise and, ultimately, deliver upon its vision to be the first choice for surgeons and patients seeking visual freedom from glasses and contact lenses. We share management’s view that the Company’s near - term challenges with respect to inventory, tariffs, and other issues are transitory, 1 and we regard them as unlikely to materially diminish the long - term value of the business. In fact, we believe that those challenges have already been substantially resolved 2 and that the Company is poised to return to growth and achieve sustained profitability. Furthermore, recent clinical data indicate that the advantages of STAAR’s technology over laser refractive surgery technologies are greater than was previously recognized 3 which, in our view, suggests that the Company’s market share gains are likely to accelerate in the future. In light of STAAR’s promising future, it is puzzling to us that the Board chose this moment to sell the Company — and especially that it chose to do so following a process that we believe was deficient and at a price we regard as inadequate. For these reasons, we oppose the Proposed Merger and are soliciting your proxy to vote “ AGAINST ” the adoption of the Merger Agreement Proposal. A Kcficicnǐ F»occss Competition in the ophthalmic surgical market is intense, as STAAR acknowledges. 4 There are several global, well - capitalized companies that market lasers for corneal refractive surgery 5 (including the LASIK procedure) and many more companies in adjacent or related businesses that we believe would view the Company as a complementary and potentially attractive acquisition target. Yet, despite the existence of a ready pool of — in our view — logical, well - capitalized potential buyers, the Board chose to meaningfully engage with only one counterparty: Alcon. 6 We believe the Company failed to conduct any semblance of a market check or even solicit interest from a single alternative buyer. 7 Worse still, the Board made this decision despite being aware of strategic interest from two parties — so - called “Party A” and “Party B” in the Company’s proxy statement — both of whom reached out on their own to a Board member to express a desire to engage in discussions regarding a transaction during the Company’s negotiations with Alcon. 8 Though the Company later invited both parties to make a proposal, it only did so just hours before the Merger Agreement was signed, providing neither of those parties with sufficient time to perform diligence and prepare a formal proposal. The Board attempts to justify its failure to legitimately seek alternative proposals by claiming that it surmised that no other party would be able or willing to provide greater value than Alcon or advance discussions at the pace at which Alcon was prepared to proceed . 9 But, we believe that is merely an excuse — one lacking sufficient justification on the Company’s part . In deciding to sell the Company for cash, the Board was obligated to ensure it had in hand the best offer — and especially the highest price. Failing to even engage with the five or ten most likely interested parties left the Board, and us as stockholders, without any basis to be confident that the Board’s chosen transaction was the best available alternative for STAAR. We are confident that a properly conducted process — one that solicited interest from other parties beyond Alcon — would have yielded a much higher price for the Company. The unprompted interest from Party A and Party B underscores, in our view, the folly of the Board’s decision to conduct what was, effectively, an exclusive process with Alcon. Indeed, we recently have heard from several parties (none of whom we believe are Party A or Party B) who also seemingly had, and continue to have, an interest in owning the Company, but who were never contacted, never provided diligence materials, and never invited to make a proposal. We believe a board that was properly focused on maximizing stockholder value would, at a minimum, have initiated contact with other potential counterparties, even if only to generate interest, foment competitive tension, and facilitate price discovery. That STAAR’s Board failed to do so is, in our view, inexcusable. fikc W»ong fii½c ǐo fi»ansacǐ We also believe Alcon’s latest approach to STAAR was opportunistically timed. First, for the past year, STAAR’s stock has traded below its intrinsic value, in our view, because of transitory issues with inventory in China. But the Company’s second quarter financial results and Quarterly Report on Form 10 - Q — released just a day after the Proposed Merger was announced — told a different story, reflecting an abatement of the inventory challenges the Company faced in 2024 and early 2025. 10 The Company also reported a significant reduction in its expenses, 11 which suggests, in our view, that it is well on its way to returning to substantial profitability. 12 Had investors been aware of these important facts, we believe STAAR’s stock price as an independent company would have traded significantly higher than where it was when Alcon was negotiating with the Company. In short, Alcon benefited from the fact that STAAR’s stock price did not, in our view, reflect the Company’s improved business fundamentals and growth prospects. It is worth noting that the management projections with respect to net sales and Adjusted EBITDA that STAAR’s financial advisor relied upon in issuing its fairness opinion were meaningfully higher than consensus estimates at the time the Merger was announced, 13 indicating, in our view, that the Company’s stock price and market valuation did not reflect the Company’s improving fundamentals while the Merger was being negotiated. Second, STAAR may be on the cusp of market - moving news and a significant value - creation event. An independent, randomized clinical trial comparing the outcomes of Alcon’s LASIK platform and STAAR’s EVO Implantable Collamer® Lens (“ICL”) 14 recently has been completed, and we expect the results to be published soon. We believe this study may have profound implications for the competitive positioning of the EVO ICL relative to LASIK and, therefore, for the long - term growth prospects of STAAR. It is unsurprising to us that an acquirer like Alcon might want to act quickly to buy STAAR before the results of the study are released, with the potential of meaningfully enhancing the Company’s earnings potential and intrinsic value. Alcon chose to approach the Company ahead of both of these developments. And in our view, the timing of Alcon’s approach was not coincidental. In our view, the Company would have been better situated to negotiate a transaction after the news of these critical developments was priced into the stock. The Board should have waited for that to occur. An Inadc®"aǐc F»icc What we believe to be a flawed transaction process and poor timing could perhaps be excused had the Board nevertheless negotiated a transaction that maximized value for stockholders. Unfortunately, the purchase price significantly undervalues STAAR, in our view. For example, the Proposed Merger price of $28 per share values the Company at just 4.0x consensus 2026E revenue, a discount of 18% to comparable medical technology companies. 15 Using management’s forecasted 2026 net sales, rather than consensus estimates, that discount is even greater: the Proposed Merger price values the Company at approximately 3.8x 2026P revenue, a discount of 22% to comparable medical technology companies. 16 Moreover, STAAR’s strategic value to Alcon is significant, in our view. We believe adding STAAR’s EVO ICL to Alcon’s portfolio could allow Alcon to capture a large portion of the patient population that cannot be safely and effectively treated with LASIK and would increase Alcon’s exposure to Asia, which accounts for approximately half of the global refractive market. 17 Given this strategic value — and the potential cost savings and revenue synergies — we believe that Alcon should be willing to pay a substantially higher price for STAAR. And, certainly, Alcon’s acquisition of a controlling interest in the Company warrants, in our view, a materially higher multiple than those afforded by public stockholders for small minority interests in STAAR’s publicly traded peers. In our view, the evidence for that proposition is clear . Less than a year ago, Alcon was in fact prepared to pay much more for STAAR . In October 2024 , Alcon submitted a proposal to acquire the Company for $ 55 per share in cash plus a contingent value right that was worth approximately $ 7 per share . 18 We do not believe that STAAR’s long - term prospects have changed materially since then, nor has the Company’s strategic value to Alcon. In our view, STAAR’s inventory management challenges have been addressed, and the Company has improved its cost discipline, providing a pathway to a sharp recovery in revenue and an acceleration of profitability in coming quarters. In fact, management’s projections indicate that STAAR can achieve an Adjusted EBITDA margin of greater than 30% by the end of 2027, 19 with margins continuing to expand thereafter. In our view, the Proposed Merger materially undervalues the Company and its extremely valuable assets. A Windfiall fio» ǐkc Excc"ǐivcs Given these apparent deficiencies, we have wondered why the Board would support an inadequate transaction such as this one, especially when the management team has noted that the Company’s “short - term tactical challenges will mostly be addressed by the end of [the second quarter of 2025 ]” 20 and that it is “optimistic for the future . ” 21 Having read the Company’s proxy statement, we believe we understand the reason for STAAR’s abrupt change in strategic direction . Under the Company’s compensation program, named executive officers (“NEOs”) are entitled to receive cash severance and other benefits in the event of a change in control of the Company and a qualifying termination. 22 Payments of this nature are generally referred to as “double - trigger” change in control benefits. 23 However, under the terms of the Merger Agreement, the Company’s compensation program will be revised so that NEOs’ equity awards vest immediately upon the consummation of the Proposed Merger (i . e . , “single - trigger”) . 24 A substantial portion of the value of those awards reflects assumed performance at 160 % of target levels, 25 with no evidence that the Company’s performance in 2025 would otherwise merit such a generous payout . 26 In the aggregate, STAAR’s NEOs are poised to earn approximately $55 million in compensation payable in connection with the Proposed Merger. 27 The Company’s CEO alone stands to receive approximately $24 million in compensation, 28 despite the fact that he had been serving in his role for just five months at the time the Merger Agreement was executed. 29 A Conflicǐcd Ðoa»d and anagc½cnǐ fica½ We are concerned that the otherwise inexplicable decision to sell the Company at an obviously inopportune time, after a limited and questionable process and at an inadequate price, was influenced by the Board’s numerous business entanglements with Alcon and management’s personal financial interests. The Chair of the Board was a consultant to Alcon when the dialogue with Alcon began, while two other directors at that time had significant business interests with Alcon. As best we can tell from the proxy disclosure, it was not until our firm raised the conflict - of - interest issue with STAAR’s CEO that the Chair revealed the extent of her business ties with Alcon to her fellow directors, and that was just two days before the Merger Agreement was signed. ½ǐoc¾koldc»s ½ko"ld Yoǐc “ AUAIN½fi ” ǐkc F»o®oscd c»gc» We have been a proud stockholder of the Company for more than three decades, and we would be pleased to continue to own a large portion of the Company and support its continued recovery and future growth. We understand that the Company recently faced some near - term challenges related to inventory and tariffs, but the Company’s reduced revenue over a few quarters is not, in our view, a fundamental issue, nor do we believe it is likely to persist. On the Company’s earnings call in May 2025, the Company’s CEO proclaimed that “better days are ahead” 30 for the Company. We agree. Over the last few months, the Company has taken actions to meaningfully reduce expenses and has been working with its distributors to manage inventory levels and mitigate the impact of tariffs. 31 With ICL demand in China “getting stronger,” 32 we believe the Company will quickly return to revenue growth and accelerated profitability which, in turn, we expect to drive greater value for stockholders. As STAAR’s largest stockholder, if the Proposed Merger is defeated — as we believe it should be — we are prepared to support the Company with the recruiting and nomination of new directors and executives, if necessary, to ensure that the Company fulfills its promise to patients, employees, business partners and stockholders. The uncompelling Merger Agreement Proposal before stockholders today appears to us to be the result of suboptimal timing and a flawed process, and the price appears to reflect near - term pessimism and market dynamics rather than the Company’s intrinsic value. We are confident that STAAR can deliver near - term value to stockholders far in excess of the $28 per share that Alcon is offering and that, in the long term, the Company can build upon that value as it delivers on the promise of its unique technology and assets. We oppose the Proposed Merger on that basis and urge other stockholders to join us in doing so by voting “ AGAINST ” the Merger Agreement Proposal on the GREEN Proxy Card . 1. See the Company’s Q1 2025 Earnings Call, available at https://investors.staar.com/~/media/Files/S/staar - surgical/investors/quarter - report/staar - surgical - costaa - us - q1 - 2025 - earnings - call - 07052025.pdf (May 7, 2025) (“[W]e have spent the past few months addressing the short - term tactical issues like channel inventory, cost discipline and tariffs, so that we can soon turn our complete focus to more strategic growth - oriented activities.”). 2. See the Company’s Quarterly Report on Form 10 - Q for the period ended June 27, 2025, filed with the SEC on August 6, 2025 at 23 (“The level of inventory owned by our distributors in China has decreased substantially since December 27, 2024, and has now returned to historical levels… We expect our China revenue will normalize in the second half of fiscal 2025, as our distributors increase their purchases of ICLs to meet forecasted demand.”). See also id. at 26 (“In the first half of 2025, we took a number of steps to change our leadership team, realign our leadership structure to better address market needs, reduce costs and discretionary spending, and better position the Company to return to sustainable growth… [That] restructuring effort was substantially completed as of June 27, 2025.”). 3. See, for example, with respect to efficacy, Dr. Jesper Hjortdal, MD, PhD, “Laser Refractive Surgery vs Phakic IOLs in eyes High Refractive Errors” (The European Society of Cataract and Refractive Surgeons, September 12, 2025, Copenhagen) (“[P]hakic IOLs are better than laser refractive surgery in terms of efficacy over time as no corneal aberration is induced.”). See also, for example, with respect to the growing safety concerns regarding LASIK, Dana Kennedy, “Doctors, former patients warn of LASIK eye surgery dangers: ‘Biggest scam ever put on the American public,’” New York Post, May 22, 2025, and Broken Eyes (Dana Conroy, Pioneer PBS 2024), available at https://video.pioneer.org/video/broken - eyes - 61hxsq/. 4. See the Company’s Annual Report on Form 10 - K for the fiscal year ended December 27, 2024, filed with the SEC on February 21, 2025 at 7. 5. d. 6. See the Company’s proxy statement on Form PREM14A filed with the SEC on August 29, 2025 at 45 - 46. 7. Id. 8. Id. at 46. 9. Id. at 41 - 42. 10. See the Company’s Quarterly Report on Form 10 - Q for the period ended June 27, 2025, filed with the SEC on August 6, 2025 at 23. 11. Id. at 2. 12. See the Company’s Press Release, August 6, 2025, and Quarterly Report on Form 10 - Q for the quarter ended June 27, 2025, filed with the SEC on August 6, 2025. 13. See the Company’s proxy statement on Form PREM14A filed with the SEC on August 29, 2025 at 61. See also FactSet. 14. Vance Thompson Vision, “Measuring Outcomes of LASIK and EVO - ICL in Matched Populations (EVOlve),” NCT06700460. 15. FactSet, data as of September 13, 2025. “Comparable medical technology companies” include Alcon, Alphatec, AtriCure, Axogen, DexCom, Establishment Labs Holdings, Glaukos, Insulet, iRhythm, Penumbra, PROCEPT BioRobotics, TransMedics, Vericel and Treace Medical Concepts. 16. Id. 17. See Needham Research Note, August 5, 2025. 18. See the Company’s proxy statement on Form PREM14A filed with the SEC on August 29, 2025 at 37. 19. Id. at 61. 20. See the Company’s Q1 2025 Earnings Call, available at https://investors.staar.com/~/media/Files/S/staar - surgical/investors/quarter - report/staar - surgical - costaa - us - q1 - 2025 - earnings - call - 07052025.pdf (May 7, 2025). 21. Id. 22. See the Company’s proxy statement on Form PREM14A filed with the SEC on August 29, 2025 at 32. 23. Id. 24. See the Company’s proxy statement on Form PREM14A filed with the SEC on August 29, 2025 at 65. 25. Id. 26. See id. at 61. See also the Company’s Press Release, February 11, 2025. 27. See the Company’s proxy statement on Form PREM14A filed with the SEC on August 29, 2025 at 65. 28. Id. 29. See id. at 40. 30. See the Company’s Q1 2025 Earnings Call, available at https://investors.staar.com/~/media/Files/S/staar - surgical/investors/ quarter - report/staar - surgical - costaa - us - q1 - 2025 - earnings - call - 07052025.pdf (May 7, 2025). 31. Id. 32. Id. SIGN UP FOR UPDATES SUBSCRIBE First Name Last Name Email © 2025 Let STAAR Shine. All rights reserved. Terms of Use. Privacy Policy. Disclaimer. MEDIA August Strategic Communications Scott Deveau / Jeremy Jacobs (323) 805 - 8919 Broadwood@augustco.com INVESTOR CONTACT Saratoga Proxy Consulting, LLC John Ferguson / Joseph Mills (888) 368 - 0379 or (212) 257 - 1311 jferguson@saratogaproxy.com jmills@saratogaproxy.com HOME REASONS TO VOTE AGAINST RESOURCES HOW TO VOTE CONTACT

CONTACT MEDIA CONTACT August Strategic Communications Scott Deveau / Jeremy Jacobs (323) 805 - 8919 Broadwood@augustco.com INVESTOR CONTACT Saratoga Proxy Consulting, LLC John Ferguson / Joseph Mills (888) 368 - 0379 or (212) 257 - 1311 jferguson@saratogaproxy.com jmills@saratogaproxy.com SIGN UP FOR UPDATES SUBSCRIBE First Name Last Name Email © 2025 Let STAAR Shine. All rights reserved. Terms of Use. Privacy Policy. Disclaimer. MEDIA August Strategic Communications Scott Deveau / Jeremy Jacobs (323) 805 - 8919 Broadwood@augustco.com INVESTOR CONTACT Saratoga Proxy Consulting, LLC John Ferguson / Joseph Mills (888) 368 - 0379 or (212) 257 - 1311 jferguson@saratogaproxy.com jmills@saratogaproxy.com HOME REASONS TO VOTE AGAINST RESOURCES HOW TO VOTE CONTACT

HOW TO VOTE Your Vote is Important. You may Vote "AGAINST" the Proposed Merger on either the Company’s white proxy card or voting instruction form or our GREEN Proxy Card or GREEN voting instruction form. If you already voted For the Merger, a later - dated vote "AGAINST" will override your previously cast vote. There Are Several Easy Ways to Vote: Beneficial Owners (hold my shares with a bank or brokerage firm.) Submit your Vote by Internet For Beneficial Holders who hold STAAR Surgical shares in a bank or brokerage account: Please visit proxyvote.com and follow the simple directions that will be presented to you. You will need the 16 - digit control number that appears on your GREEN voting instruction form. (Stockholders who hold their shares at Interactive Brokers (IBKR) should follow the instructions on their GREEN voting instruction form). Submit your Vote by Telephone You may also call 800 - 454 - 8683 and follow the simple directions that will be presented to you. You will need the 16 - digit control number that appears on your GREEN voting instruction form. Submit your Vote by Mail Please complete, sign, date and promptly return the GREEN voting instruction form in the pre - paid return envelope provided. Registered Holders (hold on the books of the company) Submit your proxy by Internet or Telephone using our GREEN Proxy Card or return by mail in the pre - paid return envelope. Remember, only your latest dated proxy counts. If you have any questions or need assistance voting, please contact Saratoga: (212) 257 - 1311 or (888) 368 - 0379 info@saratogaproxy.com SIGN UP FOR UPDATES SUBSCRIBE First Name Last Name Email © 2025 Let STAAR Shine. All rights reserved. Terms of Use. Privacy Policy. Disclaimer. MEDIA August Strategic Communications Scott Deveau / Jeremy Jacobs (323) 805 - 8919 Broadwood@augustco.com INVESTOR CONTACT Saratoga Proxy Consulting, LLC John Ferguson / Joseph Mills (888) 368 - 0379 or (212) 257 - 1311 jferguson@saratogaproxy.com jmills@saratogaproxy.com HOME REASONS TO VOTE AGAINST RESOURCES HOW TO VOTE CONTACT

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RESOURCES

Letters and Statements

Broadwood Proxy Statement- September 24
Broadwood Letter to Shareholders – September 24

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RESOURCES Letters and Statements Broadwood Proxy Statement - September 24 Broadwood Letter to Shareholders – September 24 Views of Others Yunqi Capital, 5.1% Holder, Announces Intention to Vote Against the Proposed Sale to Alcon A Commentary by Two Industry Executives SIGN UP FOR UPDATES SUBSCRIBE First Name Last Name Email © 2025 Let STAAR Shine. All rights reserved. Terms of Use. Privacy Policy. Disclaimer. MEDIA August Strategic Communications Scott Deveau / Jeremy Jacobs (323) 805 - 8919 Broadwood@augustco.com INVESTOR CONTACT Saratoga Proxy Consulting, LLC John Ferguson / Joseph Mills (888) 368 - 0379 or (212) 257 - 1311 jferguson@saratogaproxy.com jmills@saratogaproxy.com HOME REASONS TO VOTE AGAINST RESOURCES HOW TO VOTE CONTACT

Exhibit 3

Yunqi Capital, 5.1% Holder and One of STAAR Surgical Company’s Largest Shareholders, Announces Intention to Vote Against the Proposed Sale to Alcon

Issues Open Letter to Shareholders Outlining Its Belief that the Proposed Merger Materially Undervalues STAAR

Contends that STAAR’s Board Failed In Its Responsibilities by Not Running a Thorough Process and Relying on Undue Skepticism about the Company’s Prospects

Shareholders Deserve Fair Value for the Company

HONG KONG, September 22, 2025 – Yunqi Capital Limited (together with its affiliates and the funds it advises, “Yunqi Capital”), an investment management firm and 5.1% shareholder of STAAR Surgical Company (“STAAR”) (NASDAQ:STAA), today announced its opposition to the Company’s proposed sale to Alcon Inc. (SIX/NYSE:ALC) on the terms announced on August 5, 2025.

Yunqi Capital released the following open letter to fellow STAAR shareholders explaining why it opposes the transaction:

September 22, 2025

Dear Fellow STAAR Surgical Shareholders:

Yunqi Capital Limited (together with its affiliates, “Yunqi Capital” or “we”) is an investment management firm that has been a committed investor in, and staunch advocate of, STAAR Surgical Company (“STAA” or the “Company”) since 2023. We have engaged consistently with the Company since the outset of our investment, in particular with respect to the Company’s strong business prospects in the Chinese market which accounts for a significant portion of the Company’s sales. Our investment in STAAR has grown over time, consistent with our belief in the Company’s growth strategy, management team and market opportunities. Today, we beneficially own 2,500,061 shares of STAAR’s common stock, representing approximately 5.1% of the Company, making us the Company’s approximately sixth largest shareholder.

We invested in STAAR because we believe strongly in the Company’s ability to create substantial value as the leading manufacturer of phakic implantable lenses used worldwide in corrective (or “refractive”) surgery. We are confident in the Company’s ability to drive sustained growth as it positions its refractive lenses throughout the world as primary and premium solutions for patients seeking visual freedom from wearing eyeglasses or contact lenses while achieving excellent visual acuity through refractive vision correction.

Given STAAR’s momentum and bright future, we believe the $28 per share offer price significantly undervalues our Company. We are disappointed that STAAR’s Board of Directors (“Board”) has agreed to sell our Company to Alcon Inc. (SIX/NYSE:ALC) (“Alcon”) at this inadequate valuation and on the terms of the definitive merger agreement dated August 4, 2025 (the “Merger Agreement”, and such proposed transaction, the “Proposed Merger”).

To be clear, we would not necessarily be opposed to a potential merger of these two parties at an appropriate price or on other appropriate terms. As long-term investors, we want the best for the Company and all its shareholders.

However, based on our analysis, the proposed sale at the current proposed terms materially undervalues the Company and does not reflect the Company’s intrinsic value and its standalone prospects were it not to be acquired by Alcon. In our view, the transaction unfairly transfers this value to Alcon without rewarding STAAR’s shareholders for investing in and supporting the Company.

We are, of course, aware of the campaign being launched by Broadwood Partners, L.P. and its affiliates (“Broadwood Partners”), a 27.4% stockholder, to solicit proxies against the Company’s proposal to approve the Proposed Merger, and we agree with the clear and detailed rationale that has been included in its communications to STAAR shareholders.

We also submit to the STAAR shareholders our own perspectives on the Proposed Merger:

STAAR’s Board Failed to Undertake a Thorough Process to Maximize Value as It Explored Strategic Alternatives

First, like Broadwood Partners, we believe a deficient process was conducted in relation to the Proposed Merger. We believe the Board chose to engage meaningfully only with Alcon as the sole counterparty, rather than conducting a sufficient market check or thoroughly soliciting potential interest from a range of alternative buyers and potential strategic partners. Further, the terms of the Merger Agreement materially impede the Company’s ability to actively attract other potential bids, with the agreement’s lack of a “go shop” provision, the extent of termination fees payable by the Company under the agreement, and the short “window-shop” period provided to the Company, after which the potential termination fee for the Company is significantly increased. In addition, the Merger Agreement requires the Company to finalize and disseminate its proxy materials to shareholders and to hold a shareholder meeting on a rapid timeline — further minimizing the opportunity for the Company to receive or otherwise consider any successful alternative bids.

The Board’s Decision Is Based on an Unduly Bleak View of Company’s Business Prospects in China

Second, we disagree with the Board’s bleak assessment of the macroeconomic climate in China, which we believe contributed to its decision to agree to such a low offer price from Alcon. As a Hong Kong-based fund with extensive investment experience in mainland China, we are intimately close to the latest economic developments in China and are seeing green shoots across the economic spectrum. For instance, the Hang Seng TECH Index has substantially outperformed the S&P 500 index year-to-date and over the past 12 months. Many indices in the Chinese equity universe are among the best performing indices in the world year-to-date.

Of note, the Company itself previously expressed optimism regarding China’s macroeconomic climate outlook in its Quarterly Report on Form 10-Q for the period ended June 27, 2025, filed with the U.S. Securities and Exchange Commission on August 6, 2025. The Company noted that “The level of inventory owned by our distributors in China has decreased substantially since December 27, 2024, and has now returned to historical levels. We expect our China revenue will normalize in the second half of fiscal 2025, as our distributors increase their purchases of ICLs to meet forecasted demand.”

Furthermore, the Company’s largest customer in China, a publicly listed medical institution, recently reported at the Goldman Sachs’ Asia Leaders Conference 2025 that it has maintained a 10% overall revenue growth target, with its revenue growth target for refractive surgery slightly higher. Such growth for the Company’s largest Chinese customer bodes well for the prospects of STAAR, which manufactures phakic implantable lenses used worldwide in corrective (or “refractive”) surgery. We are also optimistic about medium- and long-term geopolitical and trade relations between the United States and China, which we believe will provide an additional support to the macroeconomic climate in both countries and the business prospects of STAAR more particularly.

The Proposed Consideration to Shareholders Significantly Undervalues the Company

Third, the Proposed Merger significantly undervalues the Company and gives Alcon the ability to capture that upside without paying a meaningful premium. For the past year, the Company’s stock has traded below its intrinsic value, in our view, because of transitory issues with inventory in China, which is in the course of being resolved. In support of that view, the Company’s second quarter financial results and Quarterly Report on Form 10-Q—released just a day after the Proposed Merger was announced—reflected a decline of the inventory challenges the Company faced in 2024 and early 2025. The Company also reported a significant reduction in its expenses and has significant cost efficiency potential to be further implemented without material revenue impact. This suggests, in our view, that the Company is well on its way to returning to substantial profitability. Further, while the Board touts that the Proposed Merger price of $28 per share represents a premium of approximately 59% and 51% to the 90-day volume weighted average price and closing price, respectively, of the Company’s common stock at the time the Merger Agreement was announced on August 4, 2025, the Board has failed to note that the offer price of $28 per share represents a discount of approximately 26% to the 52-week high price at the time the Merger Agreement was announced on August 4, 2025 and approximately a 49% discount to Alcon’s original offer price of $55 per share in cash in October 2024.

In conclusion, while we are not necessarily opposed to supporting an acquisition of STAAR by a third party, including Alcon, at an appropriate price or on other appropriate terms, we remain open to a range of potential outcomes, including continued ownership of STAAR as an independent company for the foreseeable future. We believe STAAR’s superior and proprietary technology, as well as its global scale, position the Company to take a significant portion of the fast-growing refractive surgery market, become an even more profitable enterprise and, ultimately, deliver upon its vision to be the first choice for surgeons and patients seeking visual freedom from glasses and contact lenses. In our view, there is no compelling reason to sell STAAR at this underwhelming price.

Unless the terms are revised to address what we believe to be inadequate consideration, we intend to vote against the Proposed Merger and will urge our fellow shareholders to do the same. We do not believe this transaction should receive shareholder approval.

Sincerely,

Christopher Min Fang Wang

Chief Investment Officer

Yunqi Capital Limited

About Yunqi Capital

Yunqi Capital is a Hong Kong headquartered investment manager with over US$250 million in assets under management. The firm deploys a fundamental long-short equity strategy, with a concentrated portfolio, that is primarily invested in the equity securities of companies with a significant China connection. Yunqi Capital is led by CIO Chris Wang, an experienced portfolio manager with a strong track record of generating attractive returns on capital, controlling portfolio risk and managing investment teams.

Media contact

FGS Global

Yunqi@fgsglobal.com

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The information contained or referenced herein is for information purposes only in order to provide the views of Yunqi Capital and the matters which Yunqi Capital believes to be of concern to stockholders described herein. The information is not tailored to specific investment objectives, the financial situations, suitability, or particular need of any specific person(s) who may receive the information, and should not be taken as advice in considering the merits of any investment decision. The views expressed herein represent the views and opinions of Yunqi Capital, whose opinions may change at any time and which are based on analyses of Yunqi Capital and its advisors. In addition, the information contained herein is being publicly disclosed without prejudice and shall not be construed to prejudice any of Yunqi Capital’s rights, demands, grounds and/or remedies under any contract and/or law.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “in our view”, “from our perspective”, “intends”, “estimates”, “plans”, “will be”, “would” and similar expressions. Although Yunqi Capital believes that the expectations reflected in forward-looking statements contained herein are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Yunqi Capital or the Company—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s public filings with the U.S. Securities and Exchange Commission, including those listed under “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q and those related to the pending transaction involving the Company. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Yunqi Capital does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this material is based on data obtained from sources considered to be reliable. Any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should not be viewed as factual and should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and, unless required by law, are subject to revision without notice.

Funds and investment vehicles (collectively, the “Yunqi Funds”) managed or advised by Yunqi Capital currently beneficially own shares of the Company. The Yunqi Funds are in the business of trading (i.e., buying and selling) securities and intend to continue trading in the securities of the Company. You should assume the Yunqi Funds will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, Yunqi Capital’s beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to Yunqi Capital’s views of the pending transaction or the Company’s business, prospects, or valuations (including the market price of the Company shares), including, without limitation, other investment opportunities available to Yunqi Capital, concentration of positions in the portfolios managed by Yunqi Capital, conditions in the securities markets, and general economic and industry conditions. Without limiting the generality of the foregoing, in the event of a change in the Company’s share price on or following the date hereof, the Yunqi Funds may buy additional shares or sell all or a portion of their holdings of the Company (including, in each case, by trading in options, puts, calls, swaps, or other derivative instruments). Yunqi Capital also reserves the right to change the opinions expressed herein and its intentions with respect to its investments in the Company, and to take any actions with respect to its investments in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Exhibit 4

Alcon’s Bid for STAAR Surgical – A Commentary by Two Industry Executives

According to STAAR Surgical’s own proxy filings, early negotiations with Alcon in 2024 explored a price in the mid-$50s per share, with an additional $7 contingent on achieving certain revenue milestones. That disclosure underscores how Alcon initially valued STAAR’s strategic importance at levels far higher than the figure later placed before shareholders.

STAAR’s own words confirm the issue that caused Alcon to reduce its offer: management’s poor execution, not any change in market opportunity or the underlying technology. Indeed, STAAR’s forecasts—revealed in the proxy—show sales doubling by 2030. This provides a benchmark for judging whether the company’s assets and prospects are being fully recognized in the offer shareholders are now being asked to support.

STAAR’s EVO ICL lens is not a marginal technology; it has become a mission-critical component of modern refractive surgery. Its rapid uptake is reshaping the landscape, diverting increasing numbers of medium- and high-myopia patients—especially those with thin corneas—from corneal laser procedures, including those in Alcon’s own portfolio. This, in turn, erodes laser procedure fees and surgical pack revenue.

EVO’s position is protected by:

●	Its unique material and design

●	Adoption in over 75 countries

●	An extensive body of published clinical support

●	More than 3 million implants worldwide over a 30-year period

All of these factors present critical barriers to entry for a key product used in an elective procedure. Creating a comparable platform would require years of research, regulatory clearance, and surgeon training—leaving Alcon’s and others’ refractive businesses increasingly vulnerable in the meantime.

For Alcon in particular, its current refractive business is under threat from newer lasers, especially in key Asian markets. In the same public filings, Alcon notes that its premium cataract lens business in the U.S. is under threat from new entrants. The ICL would immediately help offset this erosion in the premium channel in this high-barrier-to-entry market. All of this makes the ICL a compelling, urgent asset for Alcon to acquire—time is more on STAAR’s side than on Alcon’s.

Alcon’s Acquisition History

In similar situations, Alcon has a history of paying robust premiums for assets that threaten its existing market share while offering significant growth potential. In 2010, it paid approximately $744 million for LenSx, a femtosecond laser platform that was still pre- revenue, because strategic control of that disruptive technology in the cataract segment outweighed execution risk.

STAAR, by contrast, is a mature, cash-generating enterprise whose EVO lens has already been commercially validated. This explains why Alcon was seriously discussing an acquisition above $50 per share when it first approached STAAR. Unlike LenSx, this would not be a speculative bet on market adoption or unproven science—it would be a disciplined execution play in a category with global demand and proven technology, and one of strong overall strategic interest.

The Case for Higher Valuation

The argument for a significantly higher valuation is reinforced by credible standalone scenarios. Aligning current STAAR costs with peer medtech benchmarks:

●	COGS: ~29% (STAAR is already below this)

●	R&D: ~9.5%

●	SG&A: ~34%

This would lift operating margins to approximately 27.5%, in line with ophthalmic medtech peers, who routinely deliver 27–30% margins. Depending on the pace of revenue recovery, earnings might reach:

●	$0.79 per share in 2025, or

●	$1.46 per share if 2024 sales levels return

STAAR’s own projections, shared with Alcon during merger discussions, anticipate growth from $260M in 2025 to nearly $500M by 2030. At this growth level, valuation multiples of 25x–40x would apply, implying values between $28 and $44 per share—before any strategic premium.

Alcon’s own M&A record suggests that premiums of 50–70% could reasonably be applied, lifting the valuation range into the $50+ zone—possibly as high as $60 in a competitive process.

Competitive Landscape and Strategic Interest

Competition for STAAR is not hypothetical. Industry data shows that refractive surgery growth is shifting from LASIK to SMILE and phakic IOLs, with global LASIK volumes softening over the past two years.

Alcon, Bausch + Lomb, and Johnson & Johnson Vision are seeing flat or declining sales in traditional laser platforms, as Zeiss dominates with SMILE. For these players, acquiring or partnering in the phakic IOL segment offers a way to:

●	Defend market share

●	Diversify beyond slowing equipment sales

●	Capture higher-margin implant revenue

As a result, other strategics—as well as sophisticated private equity investors—have shown interest in STAAR. This raises serious concerns about whether the market has been fully tested on shareholders’ behalf.

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Long-Term Value vs. Short-Term Execution

Short-term operational issues have not been separated from the long-term asset value of STAAR. The undervalued stock price on which the accepted bid is based is the result of self-inflicted operational challenges. These should not be allowed to overshadow the extremely positive structural growth drivers, such as:

●	The global myopia epidemic, projected to affect over 5 billion people by 2050

●	The scarcity value of EVO’s entrenched position

Seen through this lens, Alcon’s current bid should have been viewed as a starting point by the STAAR Board, rather than an acceptable endpoint.

A Board focused on maximizing long-term shareholder value might be expected to use the above arguments to seek improved terms from Alcon—or to invite competing proposals that reflect STAAR’s strategic scarcity, potential synergies, and credible independent worth.

To settle for less clearly leaves substantial value unavailable to shareholders and represents a significant gift to Alcon if the deal is approved.

About the Authors

Pascal Aeschlimann

A Singapore based executive who led STAAR Surgical’s business development efforts in Asia from 2003 to 2010. He later founded SWISSMED, an ophthalmic devices distribution business that became the largest independent regional player in Southeast Asia, before being acquired by Transmedic in 2022.

As an industry expert, he describes the ICL as the jewel of refractive surgery. Having gone through a series of acquisition offers for his own business, he understands how unique technologies like the ICL strengthen the portfolios of strategic acquirers by offering amplified commercial advantages. Pascal.Aeschlimann@gmail.com

David Bailey

A global healthcare and medical device executive with over 40 years of leadership experience across the U.S., Europe, and Asia. He has held senior roles in ophthalmology, including:

●	Launching LASIK in Europe for Chiron Vision

●	Managing Bausch & Lomb’s refractive and surgical business in Europe and Asia

●	Serving as CEO & President of STAAR Surgical, where he led its transformation into a global leader in phakic IOLs over a decade

As founder of DB Consulting, Mr. Bailey has advised medtech companies and private equity groups on strategy, M&A, and operational improvement. His track record spans turnarounds, acquisitions, integrations, and growth strategy—especially in ophthalmology—bringing deep industry knowledge and commercial insight to this evaluation. Dbailey20102010@hotmail.com.

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